UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2007

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2007, following the receipt of consents from the holders of a majority of its 7.75% Senior Notes due 2015 (the "Notes"), IKON Office Solutions, Inc. (the "Company") entered into the First Supplemental Indenture (the "Supplemental Indenture") to the Indenture dated as of September 21, 2005 (the "Indenture") between the Company and The Bank of New York, as Trustee, pursuant to which the Notes were issued.

The Supplemental Indenture amends the Indenture to: (i) provide the Company with additional capacity of up to $350 million to redeem, repurchase, retire or acquire its Capital Stock and declare and pay cumulative dividends if the Company’s Net Leverage Ratio is no greater than 2.0 to 1, the Company has filed its quarterly report on Form 10-Q or any applicable successor form for the quarter ended March 31, 2007, and no Default has occurred and is continuing or would occur as a consequence of any such actions; and (ii) increase by $10 million the Company's capacity to incur Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations or as a part of Sale and Leaseback Transactions.

The Supplemental Indenture is filed as Exhibit 10.1 to this report. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the actual Supplemental Indenture. Except as defined above, capitalized terms have the meanings assigned to them in the Indenture.

Item 8.01 Other Events.

On March 29, 2007, the Company issued a press release announcing its successful completion of its previously announced consent solicitation to amend certain provisions of the Indenture. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

The following exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibits, in accordance with the provisions of Item 601 of Regulation S-K:

10.1 First Supplemental Indenture dated as of March 29, 2007, between IKON Office Solutions, Inc. and The Bank of New York, as trustee, to the Indenture dated as of September 21, 2005 between IKON Office Solutions, Inc. and The Bank of New York, as Trustee

99.1 Press Release dated March 29, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

March 30, 2007	By:	Mark A. Hershey

Name: Mark A. Hershey
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	First Supplemental Indenture dated as of March 29, 2007, between IKON Office Solutions, Inc. and The Bank of New York, as trustee, to the Indenture dated as of September 21, 2005 between IKON Office Solutions, Inc. and The Bank of New York, as Trustee
99.1	Press Release dated March 29, 2007